    As Filed with the Securities and Exchange Commission on February 3, 2003
                                                     Registration No.333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                        ---------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                           YARDVILLE NATIONAL BANCORP
               (Exact name of registrant as specified in charter)

           New Jersey                                 22-2670267
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                                 2465 Kuser Road
                           Hamilton, New Jersey 08690
                    (Address of principal executive offices)

                YARDVILLE NATIONAL BANCORP 1997 STOCK OPTION PLAN
                            (Full title of the plan)

                                 Patrick M. Ryan
                      President and Chief Executive Officer
                           Yardville National Bancorp
                                 2465 Kuser Road
                           Hamilton, New Jersey 08690
                     (Name and address of agent for service)

                                 (609) 585-5100
          (Telephone number, including area code, of agent for service)

                                  With copy to:
                              Steven J. Feder, Esq.
                               Pepper Hamilton LLP
                        400 Berwyn Park, 899 Cassatt Road
                                Berwyn, PA 19312
                                 (610) 640-7800

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of Securities to be       Amount to be     Proposed Maximum               Proposed Maximum                Amount of
Registered                      Registered (1)   Offering Price Per Share (2)   Aggregate Offering Price (2)    Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
      Common Stock                 491,134                $11.909                    $5,848,914.81                $538.10
                                   168,866                $16.45                     $2,777,845.70                $255.56
--------------------------------------------------------------------------------------------------------------------------------
          TOTAL                    660,000                                           $8,626,760.51                $793.66

================================================================================================================================

(1) Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Yardville National Bancorp 1997 Stock Option Plan (the "1997 Plan" ) for any future stock split, stock dividend or similar adjustments of the outstanding Common Stock, no par value, of the Registrant (the "Common Stock").
(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of: (i) the weighted average of the option exercise price of $11.909 with respect to outstanding options to purchase 491,134 shares; and (ii) the average of the high and low sales prices of shares of common stock on the Nasdaq National Market on January 30, 2003 of $16.45 with respect to the 168,866 shares subject to future grant under the 1997 Plan.

                                EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 660,000 additional shares of Common Stock, no par value, (the "Common Stock") of Yardville National Bancorp (the "Company"), with respect to the currently effective Registration Statement on Form S-8 of the Company relating to the Yardville National Bancorp 1997 Stock Option Plan (the "1997 Plan").

         The contents of the Registration Statement on Form S-8 as filed May 30, 1997, Registration No. 333-28193, as the same may be hereafter amended, is incorporated by reference into this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1997 Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Yardville National Bancorp, 2465 Kuser Road, Hamilton, New Jersey 08690, Attention: Secretary; telephone number (609) 585-5100.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated in this prospectus by reference:

            o Our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2001;

            o The information required by Part III, Items 10 through 13, of Form 10-K, which is incorporated by reference to our definitive proxy statement for our 2002 annual meeting of stockholders;

            o Our Quarterly Report on Form 10-Q for the Fiscal Quarter Ended March 31, 2002;

            o Our Quarterly Report on Form 10-Q for the Fiscal Quarter Ended June 30, 2002;

            o Our Quarterly Report on Form 10-Q for the Fiscal Quarter Ended September 30, 2002, as amended on January 31, 2003;

            o Our Current Report on Form 8-K filed on October 22, 2002, as amended on January 31, 2003;

            o Our Current Report on Form 8-K filed on January 28, 2003, as amended on January 31, 2003;

            o Our Registration Statement on Form 8-A filed on May 17, 1995 describing the terms, rights and provisions applicable to the common stock, including any amendments or reports filed for the purpose of updating such description; and

            o In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed incorporated by reference herein from their respective dates of filing.

         You can obtain any of the documents incorporated by reference from the Commission or the Commission's Internet website maintained by the Commission at "www.sec.gov." Documents incorporated by reference also are available from us without charge, including any exhibits specifically incorporated by reference therein. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the Company at the following address:

                          Mr. Stephen F. Carman
                          Vice President and Treasurer
                          Yardville National Bancorp
                          2465 Kuser Road
                          Hamilton, NJ 08690
                          Telephone: (609) 631-6222

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Statutory Indemnification. We refer you to Section 14A:3-5 of the New Jersey Business Corporation Act, as amended (the "Act"), which sets forth the extent to which a corporation may indemnify its directors, officers, employees and agents. More specifically, such law empowers a corporation to indemnify a corporate agent against his or her expenses and liabilities incurred in connection with any proceeding (other than a derivative law suit) involving the corporate agent by reason of his or her being or having been a corporate agent if (a) the corporate agent acted in good faith or in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his or her conduct was unlawful. For purposes of such law, the term "corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. For purposes of this section, "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

         With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his or her expenses (but not his or her liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his or her being or having been a corporate agent if the agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, only a court can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

         The corporation may indemnify a corporate agent against his or her expenses in a specific case under Section 14A:3-5(2) of the Act and, unless ordered by a court, under Section 14A:3-5(3) of the Act if a determination is made by any of the following that the applicable standard of conduct was met by such corporate agent: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or
(iii) by the stockholders.

         A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him or her the requested indemnification. In advance of the final disposition of a proceeding, the Board of Directors may direct the corporation to pay an agent's expenses if the agent agrees to repay the expenses in the event that it is ultimately determined that he or she is not entitled to indemnification.

         The indemnification and advancement of expenses provided by or granted pursuant to the statute do not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of stockholders, or otherwise; provided that no indemnification may be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its stockholders, as defined in Section 14A:2-7(3) of the Act, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

         Indemnification Pursuant to Restated Certificate of Incorporation of the Registrant. In accordance with the foregoing statutory provision, Article VI of our Restated Certificate of Incorporation provides as follows:

               "The Corporation shall indemnify its officers, directors, employees, and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity; and shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power to purchase and maintain insurance on behalf of any persons enumerated above against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Corporation could have the power to indemnify him against such liability under the provisions under this Article VI."

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

Exhibit
Number          Exhibit
-------         -------

5.1             Opinion of Pepper Hamilton LLP.

23.1            Consent of KPMG LLP.

23.2            Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1            Power of Attorney (included on signature page).

Item 9.  Undertaking.

         (a) The undersigned Registrant hereby undertakes as follows:

             (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby also undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton Township, State of New Jersey, on February 3, 2003.

                                           YARDVILLE NATIONAL BANCORP


                                   By:     /s/ Patrick M. Ryan
                                           -----------------------------------
                                           Patrick M. Ryan
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Patrick M. Ryan and Stephen F. Carman, and each or any of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his/her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                                       Title                                       Date
         ---------                                       -----                                       ----
/s/ Patrick M. Ryan                       Director, President and Chief Executive Officer      February 3, 2003
---------------------------
Patrick M. Ryan


/s/ Stephen F. Carman                     Vice President, Treasurer, Principal                 February 3, 2003
---------------------------               Financial Officer and Principal Accounting
Stephen F. Carman                         Officer


/s/ Jay G. Destribats                     Chairman of the Board                                February 3, 2003
---------------------------
Jay G. Destribats


/s/ Elbert G. Basolis, Jr.                Director                                             February 3, 2003
---------------------------
Elbert G. Basolis, Jr.


/s/ Lorraine Buklad                       Director                                             February 3, 2003
---------------------------
Lorraine Buklad


/s/ Anthony M. Giampetro, M.D.            Director                                             February 3, 2003
------------------------------------
Anthony M. Giampetro, M.D.


/s/ Sidney L. Hofing                      Director                                             February 3, 2003
---------------------------
Sidney L. Hofing


/s/ Gilbert W. Lugossy                    Director                                             February 3, 2003
---------------------------
Gilbert W. Lugossy


/s/ Louis R. Matlack                      Director                                             February 3, 2003
---------------------------
Louis R. Matlack


/s/ Martin Tuchman                        Director                                             February 3, 2003
---------------------------
Martin Tuchman


/s/ F. Kevin Tylus                        Director                                             February 3, 2003
---------------------------
F. Kevin Tylus


/s/ F. Christopher S. Vernon              Director                                             February 3, 2003
----------------------------
F. Christopher S. Vernon



                                INDEX TO EXHIBITS

Exhibit
Number          Document
-------         --------

5.1             Opinion of Pepper Hamilton LLP.

23.1            Consent of KPMG LLP.

23.2            Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1            Power of Attorney (included on signature page).